Exhibit 4.7

THIS OFFER AND SALE OF THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR NON-U.S. SECURITIES LAWS.  THE WARRANT IS BEING OFFERED AND SOLD IN RELIANCE ON THE EXEMPTIONS AFFORDED BY REGULATION D PROMULGATED UNDER THE SECURITIES ACT.  THE WARRANT MAY NOT BE TRANSFERRED OR RESOLD WITHOUT REGISTRATION AND QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE AND NON-U.S. SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION AND QUALIFICATION UNDER THE SECURITIES ACT AND SUCH LAWS IS THEN AVAILABLE.

THIS WARRANT AGREEMENT HAS NOT BEEN FILED WITH OR REVIEWED OR APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY THE ATTORNEY GENERAL OR SECURITIES AGENCY OF ANY STATE OR NON-U.S. JURISDICTION.  NONE OF THE FOREGOING HAS PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE WARRANT.  ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

WARRANT AGREEMENT

between

W.R. HAMBRECHT + CO., LLC

and

INNOVATIVE MICRO TECHNOLOGY, INC.,

as the Company

Dated as of January 25, 2005

This WARRANT AGREEMENT dated as of January 25, 2005 (the “Agreement”), is made by and between W.R. Hambrecht + Co., LLC, a Delaware limited liability company (“WRH”), and Innovative Micro Technology, Inc., a Delaware corporation (the “Company”).

R E C I T A L S:

WHEREAS, the Company and WRH are parties to a Letter Agreement dated as of April 16, 2004 and amended by a Letter dated January 14, 2005 (as so amended, the “Letter Agreement”), which provides that upon the completion of a Placement (as defined in the Letter Agreement), subject to the terms and conditions of the Letter Agreement, the Company shall issue to WRH a warrant for the purchase of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) equal to 2% of the shares sold in the Placement; and

WHEREAS, on the date hereof, the Company is completing a Placement pursuant to a Preferred Stock Purchase Agreement, for an aggregate purchase price of $17,000,000, convertible into 5,666,666 shares of Common Stock at a price of $3.00 per share of Common Stock on a fully converted basis.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1                                      Definition of Terms.

For all purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 1.1.

“Agreement” means this Warrant Agreement (including the Exhibits as provided herein), as the same from time to time may be amended, supplemented, modified or waived.

“Board” means the Company’s Board of Directors.

“Common Stock” means the common stock, par value $0.0001 of the Company, and also shall include any securities issued or issuable with respect to the Common Stock, by way of a stock dividend, stock split, combination of shares, recapitalization, restructuring, merger, consolidation or other reorganization of the Company.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Dollars” or “$” means lawful money of the United States of America.

“Investors’ Rights Agreement” means the Investors’ Rights Agreement between the Company and the purchasers of the Series A Redeemable Preferred Stock and Series A-1 Convertible Preferred Stock dated as of January 25, 2005.

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“Notice” has the meaning set forth in Section 5.2.

“Person” means any natural person, firm, partnership, association, corporation, company, limited liability company, trust, business trust, Governmental Authority or other entity.

“SEC” means the United States Securities and Exchange Commission.

“Securities” has the meaning set forth in Section 3.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Warrant” has the meaning set forth in Section 2.1 together with any and all warrants resulting from a permitted transfer or subdivision thereof.

“Warrant Shares” has the meaning set forth in Section 2.1.

“WRH” means W.R. Hambrecht + Co., LLC and its transferees and assigns.

ARTICLE II
GRANT OF THE WARRANTS

Section 2.1                                      Grant of Warrants.  The Company hereby grants to WRH a warrant for the purchase of up to 113,333 shares of Common Stock at a price of $3.00 per share (the “Warrant”) at any time on or prior to January 17, 2009 (the “Expiration Date”).  The shares of Common Stock issuable to WRH upon exercise of the Warrant are sometimes collectively referred to as the “Warrant Shares”.  The last day for exercise of each of the respective warrants is referred to herein as the “Expiration Date.”

Section 2.2                                      Form of Warrant.  The Warrant will be in the form of Exhibit A to this Agreement.

Section 2.3                                      Securities Act Compliance.  WRH understands that the Company has not registered the Warrant or the Warrant Shares under the Securities Act or any state securities law, and WRH agrees that neither the Warrant nor the Warrant Shares shall be sold, transferred or offered for sale without registration under the Securities Act and any applicable state securities law, or the availability of an exemption therefrom.

ARTICLE III
Investor Representations and Warranties

WRH hereby represents and warrants to the Company that:

Section 3.1                                      Purchase Entirely for Own Account.  The Warrants and the Warrant Shares (collectively, the “Securities”) are being acquired for investment for WRH’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and WRH has no present intention of selling, granting any participation in, or otherwise distributing same.

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Section 3.2                                      Disclosure of Information.  WRH believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities.  WRH further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company.

Section 3.3                                      Investment Experience.  WRH is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  WRH also represents it has not been organized for the purpose of acquiring the Securities.  WRH acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

Section 3.4                                      Accredited Investor.  WRH is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

Section 3.5                                      Restricted Securities.  WRH understands that the Warrants and the Warrant Shares are characterized as “restricted securities” under the federal securities laws as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in limited circumstances.  In this connection, WRH represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  THE INVESTOR UNDERSTANDS AND ACKNOWLEDGES HEREIN THAT AN INVESTMENT IN THE COMPANY’S SECURITIES INVOLVES AN EXTREMELY HIGH DEGREE OF RISK AND MAY RESULT IN A COMPLETE LOSS OF ITS INVESTMENT.  WRH understands that the Securities have not been registered under the Securities Act or qualified under the laws of any state and, except as provided herein, will not be registered or qualified, and thus WRH will not be able to resell or otherwise transfer the Securities unless they are registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.  WRH has no immediate need for liquidity in connection with this investment and does not anticipate that WRH will be required to sell Securities in the foreseeable future.

Section 3.6                                      Further limitations on Disposition.  Without in any way limiting the representations set forth above, WRH further agrees not to make any disposition of all or any portion of the Warrant or the Warrant Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Agreement.

Section 3.7                                      Legends.  The Securities shall bear legends substantially as shown in the Form of Warrant attached hereto as Exhibit A.

Section 3.8                                      No Reliance on Others.  WRH acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

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ARTICLE IV
Registration Rights

Section 4.1                                      Registration Rights.  Upon WRH’s execution and delivery of a Joinder to the Investors’ Rights Agreement, in the form of Exhibit B hereto, the Warrant Shares shall be deemed Registrable Securities pursuant the Investors’ Rights Agreement, and WRH shall be a Holder pursuant to the Investors’ Rights Agreement.

ARTICLE V
Miscellaneous

Section 5.1                                      Severability.  If any provision of this Agreement, including any phrase, sentence, clause, Section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

Section 5.2                                      Notices.  All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered personally, (b) mailed by first-class or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission, provided that the original copy thereof also is sent by first class or certified mail or by overnight delivery.

(a)                                  if to WRH, to:

W.R. Hambrecht + Co., LLC
539 Bryant Street
San Francisco, CA  94107-1237
Facsimile:  (415) 551-3242
Attention:  Jonathan Fayman
Chief Financial Officer

Attention:

(b)                                 if to the Company, to:

Innovative Micro Technology, Inc.
75 Robin Hill Road
Santa Barbara, CA 93117
Facsimile:  (805) 967-2677
Attention:  John Foster, President

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with a copy to (which shall not comprise Notice) to:

James J. Slaby, Esq.
Sheppard, Mullin, Richter & Hampton LLP
333 South Hope Street
Suite 4800
Los Angeles, CA  90071
Facsimile:  (213) 620-1398

or, in each case, at such other address as may be specified in a Notice to the other party hereto.  All Notices shall be deemed effective and given upon receipt.

Section 5.3                                      Attorneys’ Fees.  If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and expenses incurred by the prevailing party in connection therewith.

Section 5.4                                      Liability for Transfer Taxes. The Company shall be responsible for and pay in a timely manner all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar taxes and fees (“Transfer Taxes”), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement.  Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under applicable law; provided, however, that such party’s preparation of any such Tax Returns shall be subject to the other party’s approval, which approval shall not be withheld or delayed unreasonably.

Section 5.5                                      Headings  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 5.6                                      Entire Agreement.  This Agreement (including the Exhibits hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

Section 5.7                                      Counterparts.  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

Section 5.8                                      GOVERNING LAW, ETC.

(a)                                  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

(b)                                 WRH AND THE COMPANY HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE CENTRAL DISTRICT OF CALIFORNIA OF THE FEDERAL COURTS OF THE

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UNITED STATES OF AMERICA SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY OF SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A CALIFORNIA STATE OR FEDERAL COURT.  EACH OF WRH AND THE COMPANY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5.2, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)                                  JURY TRIAL WAIVER.  WRH AND THE COMPANY EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OF THEM AGAINST THE OTHER THAT PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE WARRANT, ANY ALLEGED TORTIOUS CONDUCT BY THE INVESTOR OR THE COMPANY, OR IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN INVESTOR AND COMPANY.

Section 5.9                                      Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

Section 5.10                                Assignment.  Except as expressly permitted herein, this Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties hereto.

Section 5.11                                Amendment; Waivers, etc.  No discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the holder of this Warrant or, if this Warrant has been subdivided, by holders of Warrants covering a majority of the unexercised Warrant Shares originally subject to this Warrant.  For the purpose of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Warrant Shares have at any time taken any action authorized by this Warrant, any Warrants owned by the Company or any affiliate of the Company shall be deemed not to be outstanding.  The terms and conditions at this Warrant Agreement may be waived or discharged only in writing.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the

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parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  No amendment or modification of this Agreement shall be effective unless in a writing executed by the holders of two-thirds of the Warrant Shares, including for such purposes Warrant Shares issuable pursuant to outstanding, exercisable Warrants.

The next page is the signature page.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Warrant Agreement as of the date first above written.

W.R. HAMBRECHT + CO., LLC

By:
Name:
Title:

INNOVATIVE MICRO TECHNOLOGY, INC.

By:	/s/ John Foster
John Foster
President and Chief Executive Officer

EXHIBIT A

Form of Warrant

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (i) A REGISTRATION STATEMENT UNDER THE ACT, SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO AND ALL APPLICABLE QUALIFICATIONS UNDER STATE SECURITIES LAWS SHALL HAVE BEEN OBTAINED WITH RESPECT THERETO; (ii) A WRITTEN OPINION FROM COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER HAS BEEN OBTAINED STATING THAT NO SUCH REGISTRATION OR QUALIFICATION IS REQUIRED; OR (iii) SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

WARRANT TO PURCHASE COMMON STOCK OF INNOVATIVE MICRO TECHNOLOGY, INC.

For good and valuable consideration, the receipt of which is hereby acknowledged, Innovative Micro Technology, Inc., a Delaware corporation (the “Company”), hereby grants to WR Hambrecht + Co., LLC, a Delaware limited liability company, its successors and assigns (collectively, the “Holder”), an irrevocable warrant (the “Warrant”) to purchase, subject to the other terms hereof, 113,333 shares of Common Stock, par value $0.0001 per share, of the Company (the “Shares”), at the Warrant Price, as defined below, at any time beginning on January 25, 2005 and ending on January 24, 2009 (the “Expiration Date”).

1.                                       Exercise; Issuance of Certificates; Payment for Shares.  This Warrant may be exercised by the Holder, in whole or in part, and on one or more occasions, by written notice to the Company, in the form attached as Exhibit A hereto, at any time prior to 5:00 p.m., Santa Barbara time, on the Expiration Date, and by payment to the Company by wire transfer (in accordance with the wire transfer instructions attached hereto as Exhibit B) of the aggregate Warrant Price for the number of Shares designated by the Holder (but not more than the number of Shares for which this Warrant then remains subject and unexercised).  Consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Company may also be used to exercise this Warrant.  Certificates for the Shares so purchased will be delivered to the Holder within a reasonable time, not exceeding fifteen (15) business days, after this Warrant has been exercised, and, unless this Warrant has expired, it will continue in effect with respect to the number of Shares, if any, as to which it has not then been exercised and which remain covered by this Warrant as herein provided.  Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which the Notice is given to the Company.  At such time, the person or persons in whose name or names any certificate for the Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Shares represented by such certificate or certificates, and to be entitled to all rights of a Stockholder with respect to such Shares, including without limitation voting rights.

2.                                       Shares to be Fully Paid; Reservation of Shares.  The Company covenants and agrees as follows:

2.1.                              All Shares issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

2.2.                              During the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance or transfer upon exercise of this Warrant a sufficient number of Shares to provide for the exercise of this Warrant.

2.3.                              The Company will take all actions necessary to assure that the Shares issuable upon the exercise of this Warrant may be so issued without violation of any applicable law or regulation, or of any requirements of any securities exchange upon which the shares of the Company may then be listed.

3.                                       Warrant Price.

3.1.                              Initial Warrant Price; Subsequent Adjustment of Price and Number of Purchasable Shares.  The initial Warrant Price (“Initial Warrant Price”) will be three dollars ($3.00) per Share, and will be adjusted from time to time as provided below.  The Initial Warrant Price or, if such price has been adjusted, the price per Share as last adjusted pursuant to the terms hereof, is referred to as the “Warrant Price” herein.

3.2.                              Subdivision or Combination of Shares.  If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the number of Shares for which this Warrant may be exercised shall be adjusted to represent the aggregate number of securities that, if this Warrant had been exercised immediately prior to such event, the Holder would have owned upon such dividend, distribution, subdivision, combination or reclassification, and the Warrant Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

3.3.                              Reclassification.  If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired, by reclassification of securities or otherwise shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Warrant Price therefor shall be appropriately adjusted.

3.4.                              Adjustments for Dividends in Stock or Other Securities or Property.  If while this Warrant, or any portion hereof, remains outstanding and unexpired holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that the Holder would hold on the date of such exercise had it been holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional securities available to it as aforesaid during such period, giving effect to all adjustments called for during such period.

3.5.                              Reorganization, Reclassification, Consolidation, Merger or Sale.  If, while this Warrant, or any portion hereof, remains outstanding and unexpired, any capital reorganization or reclassification of the stock of the Company, or any consolidation or merger of the Company with another corporation or entity, or the sale of all or substantially all of the Company’s assets to another corporation will be effected in such a way that holders of the securities for which this Warrant is exercisable will be entitled to receive shares, securities or assets with respect to or in exchange for such securities, then, upon exercise of this Warrant, the Holder will thereafter have the right to receive such shares, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding securities equal to the number of securities purchasable and receivable upon the exercise of this Warrant immediately prior to such event.  If a purchase, tender or exchange offer is made to and accepted by holders of more than 50% of the outstanding capital stock of the Company (on an as-converted to Common Stock basis), the Company will not effect any consolidation, merger or sale with the Person, as defined below, making such offer or with any Affiliate, as defined below, of such Person, unless, before the consummation of such consolidation, merger or sale, the Holder of this Warrant is given at least ten (10) business days’ notice prior to the scheduled closing date (the “Closing Date”) of such transaction (which notice shall specify the material terms of such transaction and the proposed Closing Date).  In the event the Holder elects to exercise this Warrant or any portion thereof following such notice and such consolidation, merger or sale is not consummated within ten (10) days of the proposed Closing Date (or any subsequent proposed Closing Date), then the Holder may rescind its exercise of this Warrant by providing written notice thereof to the Company, the Company shall take all actions consistent therewith (including without limitation the immediate return of the Warrant Price paid with respect to such rescinded exercise) and this Warrant shall continue in full force and effect.  As used in this paragraph, the term “Person” includes an individual, a partnership, a corporation, a trust, a joint venture, a limited liability company, an unincorporated organization and a government or any department or agency thereof, and an “Affiliate” of a Person means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such other Person.  A Person will be deemed to control a corporation or other business entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

3.6.                              Notice of Adjustment.  Upon any adjustment of the number of Shares or the Warrant Price, the Company will give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder at the Holder’s address as shown on the books of the Company, which notice will state (i) the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and (ii) whether, after giving effect to such adjustment, the maximum number of Shares issuable upon the exercise of this Warrant will constitute more than 5% of the total number of the then issued and outstanding Shares (including in such total number the maximum number of Shares issuable upon the exercise of this Warrant).

3.7.                              Other Notices.  If at any time:

3.7.1.                     the Company declares a cash dividend on its Common Stock payable at a rate in excess of the rate of the last cash dividend theretofore paid;

3.7.2.                     the Company declares a dividend on its Common Stock payable in securities or pays a special dividend or other distribution (other than regular cash dividends) to holders of its Shares;

3.7.3.                     the Company offers for subscription to holders of any of its Common Stock additional shares of any class or other rights;

3.7.4.                     there is a reorganization, reclassification, consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity; or

3.7.5.                     there is a voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company will give, as provided in paragraph 14 below, to the Holder’s address as shown on the books of the Company, (i) at least ten (10) business days’ prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) business days’ prior written notice of the date when the same will take place.  Any notice required by clause (i) will also specify, in the case of any such dividend, distribution or subscription rights, the date on which the Holder will be entitled thereto, and any notice required by (ii) will also specify the anticipated date on which the Holder will be entitled to exchange its Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4.                                       Listing.  If any Shares required to be reserved for the purpose of issuance upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (other than the filing of a Registration Statement under the Securities Act of 1933, as then in effect (the “Securities Act”), or any similar law then in effect), or listing on any securities exchange, before such Shares may be issued upon such exercise, the Company will, at its expense and as expeditiously as possible, use its commercially reasonable efforts to cause such Shares to be duly registered or approved or listed on the relevant securities exchange, as the case may be.

5.                                       Closing of Books.  The Company will at no time close its transfer books against the transfer of this Warrant or of any Shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

6.                                       Definition of Common Stock.  As used in this Warrant the term “Common Stock” includes the Company’s authorized Common Stock, par value $0.0001 per share, as constituted on the date hereof and also includes any shares of any class of stock or other equity securities of the Company thereafter authorized which will not be limited to a fixed sum or percentage of par value in respect of the rights of holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

7.                                       Definition of Shares.  Except as provided in paragraph 3.5, the Shares purchasable pursuant to this Warrant will include only Shares designated as “common stock” of the Company or, in the case of any reclassification of the outstanding Shares, the Shares, securities or assets provided for in paragraph 3.5.

8.                                       No Voting Rights.  This Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

9.                                       Warrant Transferable.  This Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, by written notice to the Company at the address referred to in paragraph 14 below by the Holder, in person or by duly authorized attorney; provided that (i) a written opinion of counsel for the Holder reasonably satisfactory to the Company has been obtained stating that such transfer will not violate the registration requirements of the Securities Act or any applicable state securities laws, and (ii) the transferee has delivered to the Company a written agreement to be bound by the terms and conditions hereof; provided that a written opinion shall not be required in a transfer by the Holder to an entity controlling, controlled by or under common control with the Holder.  The Holder agrees that after such notice, the Holder may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to further assign this Warrant, any notice to the contrary notwithstanding; but until receipt of any such notice of assignment, the Company may treat the Holder as shown on its records as the owner for all purposes.  Nothing in this paragraph 9 shall be deemed to limit the effect of any agreement among the Holder, the Company and other security holders of the Company restricting the transfer of this Warrant or the Shares.

10.                                 Mutilation or Loss of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

11.                                 Taxes.  The Company shall any transfer tax attributable to the issuance of this Warrant or of the Warrant Shares.

12.                                 No Limitation on Corporate Action; No Impairment

12.1.                        No provision of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its certificate of incorporation, reorganize, consolidate or merge with or into another entity, or to transfer, all or any part of its property or assets, or the exercise or any other of its corporate rights and powers.

12.2.                        The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Warrant, but will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant against impairment.

13.                                 Transfer to Comply with the Securities Act.  This Warrant has not been registered under the Act, or qualified under applicable state securities laws and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Shares.  Neither this Warrant nor any of the Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act and qualification under applicable state securities laws relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act and qualification is not required under applicable state securities laws.  Each certificate for the Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

14.                                 Notices.  All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered personally, (ii) upon confirmation of receipt, if given by electronic facsimile and (iii) on the third business day following mailing, if mailed, postage prepaid, certified mail, return receipt requested ,to the following address (or at such other address for a party as shall be specified by like notice):

(i)                                     if to the Company, to:

Innovative Micro Technology, Inc.
75 Robin Hill Rd.
Santa Barbara, CA  93117
Facsimile:  805-967-2677
Attention:  John Foster, President

With a copy (which shall not constitute notice) to:

Sheppard, Mullin, Richter & Hampton LLP
333 S. Hope Street, 48th Floor Los Angeles, CA  90017
Facsimile:  (213) 620-1398
Attention:  James J. Slaby, Esq.

(ii)                                  if to the Holder, to:

W.R. Hambrecht + Co., LLC
539 Bryant Street
San Francisco, CA  94107-1237
Facsimile:  (415) 551-3242
Attention:  Jonathan Fayman
Chief Financial Officer

15.                                 Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder.  This Warrant contains the full understanding of the Company and the Holder with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

16.                                 Governing Law.  This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, without regard to its conflicts of laws rules.

17.                                 Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

18.                                 No Fractional Shares.  No fractional Shares shall be issued upon exercise of this Warrant.  In lieu of any fractional Shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by Warrant Price.

19.                                 Waivers Strictly Construed.  With regard to any power, remedy or right provided herein or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

20.                                 Severability.  The validity, legality or enforceability of the remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

The next page is the signature page.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, as of January 25, 2005.

INNOVATIVE MICRO TECHNOLOGY, INC.

By
John Foster
President

FORM OF

NOTICE OF EXERCISE OF WARRANT

The “Holder” designated below, subject to the conditions set forth in that certain Warrant to Purchase Common stock of Innovative Micro Technology, Inc. (the “Company”), dated as of January 25, 2005 (the “Warrant”), hereby elects to exercise the right, represented by the Warrant, to purchase shares of the Common Stock of the Company  and tenders herewith payment as follows:

AGGREGATE WARRANT PRICE:  $__________________________ (Payment shall be made by wire transfer in accordance with the wire transfer instructions attached to the Warrant as Exhibit A.)

Please deliver the stock certificate to: ____________________________________

___________________________________________________________________

___________________________________________________________________

The Holder hereby represents and warrants to the Company as follows:

1.                                       The Holder has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its prospective investment in the shares of Common Stock of the Company.

2.                                       The Holder understands that it is purchasing the shares of Common Stock of the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) and without registration under the Act or any state securities or Blue Sky laws.

3.                                       The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act.

Dated: ______________ , 200__

“Holder”

By:

WIRE INSTRUCTIONS

On the exercise of the Warrant the aggregate Warrant Price shall be paid to the Company by wire transfer to the following address, or such other address as may be provided by the Company hereafter:

EXHIBIT B

Form of Joinder to Investors’ Rights Agreement

Innovative Micro Technology Inc. (the “Company”) and W.R. Hambrecht + Co., LLC (“WRH”) are entering into this Joinder to Investors’ Rights Agreement (“Joinder Agreement”), dated as of January 25, 2004, pursuant to Section 5.2 of the Investors’ Rights Agreement dated as of January 25, 2005 (the “ Investors’ Rights Agreement “) by and between the Company and the Investors listed on Schedule I attached thereto.

Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investors’ Rights Agreement.

a.               The Company hereby agrees that, subject to paragraph 2 hereof and the terms, conditions and limitations of the Investors’ Rights Agreement, WRH shall be joined to the Investors’ Rights agreement as a “Holder” under Articles II, IV and VI thereof, and shall have, on a pro rata basis, the same rights as other Holders with respect to Registrable Securities under Articles II, IV and VI.

b.              WRH hereby agrees to become a party to the Investors’ Rights Agreement, to be bound by the same conditions, limitations and obligations as the other Holders pursuant to the Investors’ Rights Agreement, and to comply with the provisions of the Investors’ Rights Agreement in the same manner as if it were an original signatory to such agreement.

c.               Notices pursuant to this Joinder Agreement and the Investors’ Rights Agreement shall be provided as set forth in Section 6.3 of the Investors’ Rights Agreement, to the following addresses:

1.               if to the Company, to any Investor or to any Holder other than WRH, to their respective addresses provided in the Investors’ Rights Agreement pursuant to Section 6.3 thereof;

2.               if to WRH, to the address set forth below WRH’s signature below.

The next page is the signature page.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the 25th day of January, 2005.

By: W.R. HAMBRECHT + CO., LLC

Name:
Title:
Date:
Telephone:
Facsimile:

ACKNOWLEDGED:

INNOVATIVE MICRO TECHNOLOGY, INC.

By:
Name: John Foster
Title: President and CEO
Date: January 25, 2005

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